Exhibit 1.1

EXECUTION VERSION

SMITHFIELD FOODS, INC.

6.625% Senior Notes Due 2022

UNDERWRITING AGREEMENT

July 18, 2012

July 18, 2012

To the Representatives named in

Schedule I hereto of the several

Underwriters named in Schedule

II hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a corporation incorporated under the laws of the Commonwealth of Virginia (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Original Indenture”) dated as of June 1, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture,” and, together with the Original Indenture, the “Indenture”).

The Securities are being issued to finance the Company’s tender offer (the “Tender Offer”) for any and all of its outstanding 7.75% Senior Unsecured Notes due 2013 (the “2013 Notes”) and 10.00% Senior Secured Notes due 2014 (together with the 2013 Notes, the “Existing Securities”), pursuant to the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated July 18, 2012 and the related Letter of Transmittal. As described in the Time of Sale Prospectus and Prospectus, proceeds from the issuance and sale of the Securities, together with cash on hand and borrowings under the Company’s Securitization Facility (as defined in the Time of Sale Prospectus and Prospectus), shall be used to pay consideration to security holders who tender the Existing Securities in the Tender Offer and pay fees and expenses in connection with the Tender Offer and sale of the Securities.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” on Form S-3 (File No. 333-167781), including a base prospectus (the “Base Prospectus”), relating to, among other securities, the Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” The prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Section 424(b) under the Securities Act, is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, (a) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, (b) “Time of Sale Prospectus” means (i) any preliminary prospectus relating to the Securities that has been included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Securities, as identified in Schedule III hereto, and (ii) any free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, as identified in Schedule III hereto, and (c) “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters on and as of the date hereof and as of the Closing Date, as set forth below in this Section 1. Any reference to persons acting on behalf of the Company, or on behalf of any of the Company’s affiliates, does not include the Underwriters, with respect to whom the Company makes no representation.

(a) The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) that is eligible to use the Registration Statement as an automatic shelf registration statement.

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Trust Indenture Act, and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Original Indenture, at the time of sale did comply, and the Indenture at the Closing Date will comply, in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties with respect to (i) any statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing through the Representatives by or on behalf of any Underwriter expressly for use therein or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of its Subsidiaries (as defined below) has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation and has been duly qualified as a foreign legal entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent the failure to so qualify as a foreign legal entity could not reasonably be expected to have a Material Adverse Effect (as defined below). The Company does not own more than 50% of the voting interest in or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries. As used in this Agreement, “Subsidiary” of the Company, means any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership or joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, or (ii) one or more Subsidiaries of the Company.

(e) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus under the heading “Capitalization,” and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and other than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and, when duly executed and delivered by the Company and by the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and considerations of public policy as they relate to the enforcement of the indemnification provisions hereof (the “Enforceability Exceptions”).

(g) The Third Supplemental Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and, when duly executed and delivered by the Company and by the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to the Enforceability Exceptions.

(h) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to the Enforceability Exceptions.

(i) The Company has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

(j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to the Enforceability Exceptions.

(k) This Agreement conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(l) The execution, delivery and performance by the Company of its obligations under this Agreement and the issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violations of the provisions of the charter or by-laws (or other comparable organizational documents) of the Company or any of its Subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect (as defined below);

(m) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the issue, sale, authentication and delivery of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and as may be required to be obtained or made under applicable state securities laws, or (ii) the failure of which to be obtained or made would not have a Material Adverse Effect (as defined below).

(n) Ernst & Young LLP (“Ernst & Young”), which has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries as required by the Securities Act and the rules and regulations adopted by the Commission thereunder and the Public Company Accounting Oversight Board (United States) as required by the Securities Act. The historical financial statements of the Company (including the related notes) contained in, and incorporated by reference into, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Time of Sale Prospectus and the Prospectus, are derived from the accounting records of the Company and its Subsidiaries and fairly present the information purported to be shown thereby. The other historical financial information and statistical information and data included in, and incorporated by reference into, the Time of Sale Prospectus and the Prospectus are, in all material respects, fairly presented. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Other than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”); and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p) No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Time of Sale Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant thereto; and the Company has complied with any and all known requests, or any and all requests that should have been reasonably known, by any securities authority in any jurisdiction for additional information to be included in the Time of Sale Prospectus and the Prospectus.

(q) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws (or other comparable organizational documents), (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which it or any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which default under clause (ii) or violation under clause (iii) could reasonably be expected to have a Material Adverse Effect.

(r) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Other Indebtedness” and “Description of Notes” insofar as such statements purport to constitute a summary of the terms of the Indenture or the Securities, are accurate, complete and fair; and the statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Certain U.S. Federal Income Tax Consequences” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(s) The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and the electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(t) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) The Company and each of its Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

(v) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all personal property, in each case owned by them, except where the failure to have the same would not have, individually or in the aggregate, a Material Adverse Effect, and in each case free and clear of all liens, encumbrances and defects except for those that are described in the Time of Sale Prospectus and the Prospectus or those that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(w) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and each of its Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which notice could reasonably be expected to result in a Material Adverse Effect.

(x) Other than as set forth in the Time of Sale Prospectus and the Prospectus, no material labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not individually or in the aggregate have a Material Adverse Effect.

(y) The Company and each of its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles); and except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no material tax deficiency, which individually or in the aggregate could have a Material Adverse Effect, that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

(z) Other than as set forth in the Time of Sale Prospectus and the Prospectus, there has been no storage, generation, transportation, handling, treatment, presence, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its Subsidiaries or any of their predecessors (or, to the knowledge of the Company, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or at any other property (i) in violation of any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit or (ii) which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except in the case of both clauses (i) and (ii), for any violation or liability which could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no presence, disposal, discharge, emission or other release of any kind at any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has any knowledge, except for any such presence, disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(aa) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, any of its Subsidiaries or any member of their respective “controlled groups” (defined as entities which are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended) for employees or former employees of the Company, any of its Subsidiaries or any member of their respective controlled groups have been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(bb) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(cc) Each preliminary prospectus relating to the Securities filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(dd) The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Time of Prospectus and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(ff) Neither the Company nor any of its Subsidiaries nor, any director, officer, or employee nor, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(gg) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Excluding any activities of the Company (x) in accordance with applicable law, rule or regulation, (y) specifically licensed by the United States

Department of Commerce or (z) pursuant to an exemption from the license requirements of the United States Department of Commerce, none of the Company, any of its Subsidiaries, director, officer, or, to the knowledge of the Company, any agent (as defined below), employee or affiliate of the Company or any of its Subsidiaries is (i) the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor (ii) located, organized or resident in a country or territory that is the subject of sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Libya, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or with any person or entity, or in an country or territory that, at the time of such financing, is the subject of any sanctions administered by OFAC. An “agent” means a person or entity, who by mutually consensual relationship created by contract or law acts on behalf of and/or under the control or authorization of the Company.

(ii) Other than this Agreement, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) The Company has not taken or will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities (other than actions taken by the Underwriters, as to which the Company makes no representation).

(kk) Since the respective dates as of which information is disclosed in the Time of Sale Prospectus and the Prospectus (excluding any subsequent amendment or supplement thereto), except as otherwise stated or contemplated therein, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, other than pursuant to exercises, conversions, redemptions or similar actions taken with respect to securities issued under Board-approved equity compensation plans, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction, incurred any liability or obligation, direct or contingent, where such transaction, liability or obligation is material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; and (iii) except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ll) Nothing has come to the attention of the Company that has caused the Company to believe that the market-related data included in, or incorporated by reference into, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its Subsidiaries, on the other hand, that would be required by Item 404 of Regulation S-K of the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Prospectus and the Prospectus.

(nn) The Company has complied with the applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, have complied with the applicable provisions of the Sarbanes-Oxley Act of 2002 in all material respects.

Any certificate signed by an officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the principal amount of the Securities set forth in Schedule II hereto opposite its name at a purchase price set forth in Schedule I hereto. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

3. Offering by Underwriters.

(a) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Time of Sale Prospectus and the Prospectus.

(b) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State other than:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters nominated by the Company for any such offer; or;

(C) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 1, 2012, or at such other time on the same or such other date, not later than August 1, 2012, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) The Prospectus, and any supplement thereto related to the Securities, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 6(d) hereto, and any other Issuer Free Writing Prospectus required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding against the Company or in connection with the offering of the Securities for such purpose under Rule 401(g)(2) and Section 8A under the Act shall be pending before or threatened by the Commission.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) (A) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, and (B) no such organization shall have publicly announced or notified the Company that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company’s debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); and

(ii) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date (i) an opinion, dated as of the Closing Date, of Hogan Lovells US LLP, outside counsel to the Company, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit A, and (ii) a negative assurance letter, dated as of the Closing Date, from Hogan Lovells US LLP, outside counsel to the Company, in form and substance satisfactory to the Representatives.

(e) The Representatives shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives, with respect to such matters as the Underwriters may request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett LLP will not express any opinion with respect to Virginia law and will rely on the opinion of Hogan Lovells US LLP with respect to all matters pertaining to Virginia law.

The opinion of Simpson Thacher & Bartlett LLP described in Section 5(b) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

The several obligations of the Underwriters to purchase Securities hereunder are subject to the delivery to you on the Closing Date of such documents as you may reasonably request.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) to furnish to you, without charge, a conformed copy of the Registration Statement as originally filed with the Commission (including exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule;

(c) to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company in connection with the offering of the Securities and not to use or refer to any proposed free writing prospectus to which you reasonably object;

(d) to prepare a final term sheet, containing solely a description of the final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule;

(e) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(f) if the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Company or the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, (i) forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, (ii) notify promptly the Representatives so that any use of the Time of Sale Prospectus may cease until it is amended or supplemented, and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(g) if, during such period after the first date of the public offering of the Securities, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Company or the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(h) to endeavor to qualify (or exempt from such qualification) the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request;

(i) to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a twelve-month period beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

(j) in connection with the offering of the Securities, to make its officers, employees, independent accountant and legal counsel reasonably available upon request by the Underwriters;

(k) to apply the net proceeds from the sale of the Securities as described in the Time of Sale Prospectus under the heading “Use of Proceeds;”

(l) not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the prices of the Securities; and

(m) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing, any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) the cost of the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as expressly provided in this Section 6, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

The Company also covenants with each Underwriter that it will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus relating to the offering of the Securities, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act relating to the offering of the Securities, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (other than with respect to the Registration Statement or any amendment thereof) in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus relating to the offering of the Securities, the Time of Sale Prospectus, any issuer free writing prospectus relating to the offering of the Securities or the Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information consists of the statements set forth in the third, eighth and ninth paragraphs under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus.

(c) The obligations of the Company and the Underwriters in this Section 8 and in Section 11 are in addition to any other liability that the Company or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the claim or the commencement of the action; provided however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. Upon notice by the indemnified party to the indemnifying party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however, that an indemnified party shall have the right to retain its own counsel in any such action, but the fees and expenses of such counsel to the indemnified party shall be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or (iv) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all indemnified parties. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and (b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnifying party.

(e) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of the Securities shall be deemed to be in the same proportion as to the total net proceeds from the offering of the Securities (before deducting expenses) received by, or on behalf of, the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, bear to bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statements or omissions. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on the New York Stock Exchange or any exchange on which securities issued by the Company are traded, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis the effect of which on financial markets is such that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the provisions of Section 8 shall not terminate and shall remain in full force and effect. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the

Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by facsimile or other electronic PDF transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Patriot Act. The Company hereby acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Notices. All statements, agreements, notices, requests and communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters shall be delivered, mailed or sent to you in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax No. (646) 834-8133), and (ii) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, Fax No. (212) 902-3000 and (b) if to the Company shall be delivered, mailed or sent to the Attention of Mr. Robert W. Manley, IV, Executive Vice President and Chief Financial Officer, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, VA 23430 (telecopier: 757-365-3025), with a copy to Warren J. Gorrell, Esq., Hogan Lovells US LLP, 555 Thirteenth Street, Washington, DC 20004 (telecopier no.: (202) 637-5910).

17. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto (it being understood that the successful delivery of and payment for the Securities shall constitute an effective waiver of any outstanding pre-closing condition contained in this Agreement, known to the Underwriters on the Closing Date).

[Signature pages to follow]

Very truly yours,

Smithfield Foods, Inc.,

By:	/s/ Timothy P. Dykstra
	Name:	Timothy P. Dykstra
	Title:	Vice President and Corporate Treasurer

By:	Barclays Capital Inc.

By:	/s/ Benjamin J. Burton
	Name:	Benjamin J. Burton
	Title:	Managing Director

By:	Goldman, Sachs & Co.

By:	/s/ Michael Hickey
	Name:	Michael Hickey
	Title:	Vice President

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

SCHEDULE I

Underwriting Agreement dated July 18, 2012

Registration Statement No. 333-143727

Representatives: Barclays Capital Inc. and Goldman, Sachs & Co.

Title, Purchase Price and Description of Securities:

Title: 6.625% Senior Notes due 2022

Principal amount: $1,000,000,000

Purchase price (include accrued

interest or amortization, if

any): $978,750,000

Sinking fund provisions: None.

Equity Clawback: At any time prior to August 15, 2015, the Company may redeem up to 35% of the original principal amount of the Securities with the proceeds of one or more equity offerings of the Company’s common shares at a redemption price of 106.625% of the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date of redemption.

Optional Redemption: Make-whole call @ T+50 bps prior to August 15, 2017, then:

On or after:	Price:
August 15, 2017	103.313%
August 15, 2018	102.208%
August 15, 2019	101.104%
August 15, 2020 and thereafter	100.000%

Change of Control: The occurrence of a change of control will be a triggering event requiring the Company to offer to purchase the Securities at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of purchase.

Closing Date, Time and Location: August 1, 2012 at 10:00 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

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Date referred to in Section 6(m) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: August 17, 2012

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SCHEDULE II

Underwriter	Principal Amount

Barclays Capital Inc.	$450,770,000
Goldman, Sachs & Co.	350,770,000
Rabo Securities USA, Inc.	92,310,000
J.P. Morgan Securities LLC	29,230,000
Morgan Stanley & Co. LLC	29,230,000
BMO Capital Markets Corp.	29,230,000
Santander Investment Securities Inc.	9,230,000
SG Americas Securities, LLC	9,230,000

Total:	$1,000,000,000

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SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated July 18, 2012

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

2.	Final pricing term sheet substantially in the form of Schedule IV attached hereto.

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SCHEDULE IV

Filed pursuant to Rule 433

Registration No. 333-167781

SMITHFIELD FOODS, INC.

FINAL TERM SHEET

July 18, 2012

6.625% Senior Notes due 2022

ISSUER: Smithfield Foods, Inc.

SECURITY: 6.625% Senior Notes due 2022

MATURITY: August 15, 2022

PRINCIPAL AMOUNT: $1,000,000,000

PROCEEDS TO COMPANY (BEFORE EXPENSES): $978,750,000

COUPON: 6.625%

YIELD: 6.694%

BENCHMARK TREASURY: 1.75% due May 15, 2022

SPREAD TO BENCHMARK TREASURY: 515 bps

BENCHMARK TREASURY YIELD: 1.479%

PRICE AT ISSUE: 99.5%

INTEREST PAYMENT DATES: August 15 and February 15

FIRST INTEREST PAYMENT DATE: February 15, 2013

OPTIONAL REDEMPTION: Make-whole call @ T+50 bps prior to August 15, 2017, then:

On or after:	Price:
August 15, 2017	103.313%
August 15, 2018	102.208%
August 15, 2019	101.104%
August 15, 2020 and thereafter	100.000%

EQUITY CLAWBACK: At any time prior to August 15, 2015, we may redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 106.625% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

CHANGE OF CONTROL: The occurrence of a change of control will be a triggering event requiring us to offer to purchase the notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of purchase.

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OTHER PROVISIONS: Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, otherwise used within 365 days to repay indebtedness (with a corresponding reduction in commitment) or to invest in assets related to our business.

BOOK-RUNNERS: Barclays Capital Inc. and Goldman, Sachs & Co.

LEAD MANAGERS: Rabo Securities USA, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BMO Capital Markets Corp.

CO-MANAGERS: Santander Investment Securities Inc. and SG Americas Securities, LLC

TRADE DATE: July 18, 2012

SETTLEMENT DATE (T+10): August 1, 2012. We expect the underwriters to deliver the notes against payment for the notes on or about the date specified on the cover of this prospectus supplement, which will be the tenth business day following the date of the pricing of the notes (this settlement cycle is being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of notes who wish to make such trades should consult their own advisors.

CUSIP: 832248 AV0

ISIN: US832248AV01

CHANGES FROM PRELIMINARY PROSPECTUS SUPPLEMENT:

In addition to the pricing information set forth above, the Preliminary Prospectus Supplement will be updated to reflect the increase in the size of the offering (and other information is deemed to have changed to the extent affected thereby).

Capitalization

The table under the heading “Capitalization” is deemed deleted and replaced with the following:

(in millions)	As of April 29, 2012
	Actual	As Adjusted
Cash and cash equivalents	$324.3	$517.5

Inventory Revolver(1)	—	—
Securitization Facility(2)	—	—
International Facilities(3)	64.9	64.9
Long-term debt and capital lease obligations:
Offered notes(4)	—	995.0
2013 Senior Notes	160.0	80.0
2013 Convertible Senior Notes(5)	373.2	373.2
2014 Senior Secured Notes(6)	586.6	—
Rabobank Term Loan	200.0	200.0
2017 Senior Notes	500.0	500.0
Subsidiary debt(7)	52.4	52.4
Capital lease obligations	27.1	27.1

Total debt (including capital lease obligations)	1,964.4	2,292.6
Less current portion of long-term debt and capital lease obligations	(63.5)	(63.5)

Total long-term debt and capital lease obligations	$1,900.9	$2,229.1

Total Shareholders’ Equity	3,387.3	3,313.2	(8)

Total Long-Term capitalization	$5,288.2	$5,542.3

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(1)	We have commitments of $925.0 million available under the Inventory Revolver and an incremental facility option that permits the commitments under the Inventory Revolver to be increased to $1.2 billion, subject to certain conditions. Because the borrowing capacity under the Inventory Revolver depends, in part, on inventory levels that fluctuate from time to time, such commitments may not reflect actual borrowing capacity.
(2)	As of April 29, 2012, $96.1 million in letters of credit were outstanding under the Securitization Facility.
(3)	Our international subsidiaries have $105.6 million of commitments available under the International Facilities.
(4)	Includes unamortized discount of $5.0 million.
(5)	Includes $26.8 million of unamortized bond discount.
(6)	Includes $2.6 million of unamortized bond discount, net of bond premiums.
(7)	Includes $51.7 million of secured subsidiary debt.
(8)	Reflects, net of tax, $110.4 million of premiums that we will pay to repurchase the bonds in the Tender Offer and $10.9 million of accelerated debt cost and debt discounts and premiums that we will write off as a result of the Tender Offer.

Pro forma ratio of earnings to fixed charges

Our pro forma ratio of earnings to fixed charges, which gives effect to the Refinancing Transactions, for the fiscal year ended April 29, 2012 would have been 3.9x.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Barclays Capital Inc.	(888) 603-5847 (toll free)

Goldman, Sachs & Co.	(212) 902-1171 (toll free)

This communication is intended for the sole use of the person to whom it is provided by the sender.

The information in this term sheet supplements the Company’s preliminary prospectus, dated July 18, 2012 (the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary

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Prospectus. This term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus.

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